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                                  EXHIBIT 12.1

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

MILLIONS OF DOLLARS

                                                                       YEARS ENDED DECEMBER 31,
                                                        ----------------------------------------------------
                                                          2002       2001       2000       1999       1998
                                                        --------   --------   --------   --------   --------
EARNINGS AS DEFINED

Earnings (loss) from operations before income taxes
and before adjustments for minority interests in
consolidated subsidiaries and after eliminating
undistributed earnings of equity method investees       $  (27.6)  $   58.1   $  (28.9)  $   55.4   $   68.4

Fixed Charges                                               47.1       51.5       67.8       43.4       12.4
                                                        --------   --------   --------   --------   --------

            TOTAL EARNINGS, AS DEFINED                  $   19.5   $  109.6   $   38.9   $   98.8   $   80.8
                                                        ========   ========   ========   ========   ========

FIXED CHARGES, AS DEFINED

Interest expense                                        $   40.9   $   43.2   $   61.4   $   39.0   $   10.5
Amortization of capitalized expenses related to debt         3.7        4.4        4.2        1.1          -
Interest component of rent expense                           2.5        3.9        2.2        3.3        1.9
                                                        --------   --------   --------   --------   --------
            TOTAL FIXED CHARGES, AS DEFINED             $   47.1   $   51.5   $   67.8   $   43.4   $   12.4
                                                        ========   ========   ========   ========   ========

            RATIO OF EARNINGS TO FIXED CHARGES               0.4        2.1        0.6        2.3        6.5

                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                       -------------------------------
                                                         2002                   2003
                                                       --------               --------
EARNINGS AS DEFINED

Earnings (loss) from operations before income taxes
and before adjustments for minority interests in
consolidated subsidiaries and after eliminating
undistributed earnings of equity method investees      $  (16.5)              $    8.0

Fixed Charges                                              33.7                   34.9
                                                       --------               --------

            TOTAL EARNINGS, AS DEFINED                 $   17.2               $   42.9
                                                       ========               ========

FIXED CHARGES, AS DEFINED

Interest expense                                       $   30.1               $   29.8
Amortization of capitalized expenses related to debt        1.8                    3.3
Interest component of rent expense                          1.8                    1.8
                                                       --------               --------
            TOTAL FIXED CHARGES, AS DEFINED            $   33.7               $   34.9
                                                       ========               ========

            RATIO OF EARNINGS TO FIXED CHARGES              0.5                    1.2

For the years ended December 31, 2000 and 2002 and the nine months ended September 30, 2002, earnings were insufficient to cover fixed charges by $28.9 million, $27.6 million and $16.5 million, respectively.